Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Scott N. Beck, hereby certifies, for purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as the Chief Executive Officer of CornerWorld Corporation (the “Company”) that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended January 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

/s/ Scott N. Beck

Scott N. Beck
Chief Executive Officer

Dated: March 16, 2012